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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): MAY 1, 2000





                                  PROBEX CORP.
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             (Exact name of registrant as specified in its charter)

         COLORADO                       001-15567                33-0294243
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(State or other jurisdiction of    Commission File Number)     (IRS Employer
incorporation or organization)                               Identification No.)




1467 LEMAY, SUITE 111, CARROLLTON, TEXAS                             75007
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(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code (972) 466 - 1555.


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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

                  On May 1, 2000, Probex Corp., a Colorado corporation (the "Registrant"), acquired, through its newly formed, wholly-owned subsidiary, Probex Fluids Recovery, Inc., a Delaware corporation ("PFR"), substantially all of the assets of Petroleum Products, Inc., an Ohio corporation ("PPI" and the "PPI Assets"), and Intercoastal Trading Company, Inc., an Ohio corporation ("ICT" and the "ICT Assets"). The acquired assets consist of those assets used in the business of collecting, purchasing, selling, delivering and marketing used petroleum products. The aggregate purchase price of the PPI Assets was $3,500,000.00, which was paid as follows: (i) $1,000,000.00 in cash; (ii) a promissory note in the amount of $1,500,000.00 for a term of five (5) years, at an interest rate equal to eight percent (8%) per annum; and (iii) an aggregate of $1,000,000.00 of the Registrant's common stock valued at $1.875 per share (the fair market value on the date the parties executed a letter of intent to acquire these assets). The purchase price of the ICT Assets was $1,100,000.00, which was paid as follows: (i) $600,000 in cash and (ii) an aggregate of $500,000.00 of the Registrant's common stock also valued at $1.875 per share. The common stock issued by the Registrant in connection with the acquisition of the PPI Assets and the ICT Assets is restricted and will vest pursuant to a vesting schedule which provides for 25% vesting at the closing and the remaining shares vesting ratably over the next three (3) years. In connection with acquisition of the PPI Assets and the ICT Assets, the principals of PPI and ICT, William Snedegar and William Keith Mills, entered into employment agreements with PFR for a term of five years. The common stock and the promissory note, as applicable, are subject to forfeiture upon the breach of certain covenants in the asset purchase agreements, the employment agreements and the non-competition agreements. All cash delivered to PPI and ICT by the Registrant was from the Registrant's working capital.

         PPI and ICT are collectors, purchasers, sellers, suppliers, and marketers of used petroleum products and operate in the State of Ohio and its surrounding areas. For marketing purposes, both PPI and ICT will continue to operate under their corporate names as trade names pending the completion of construction of the Registrant's initial plant facility in Wellsville, Ohio.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

                  (a) Financial Statements of the Businesses Acquired. The audited financial statements of PPI and ICT required by this Item 7(a) are not yet available. The Registrant expects that the audited financial statements of PPI and ICT will be completed and filed by amendment to this Form 8-K Current Report within 75 days after the date of this Form 8-K Current Report.

                  (b) Pro Forma Financial Information. The pro forma financial statements of the Registrant required by this Item 7(b) are not yet available. The Registrant expects that the pro forma financial statements will be completed and filed by amendment to this Form 8-K Current Report not later than 75 days after the date of this Form 8-K Current Report.



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                    (c)      Exhibits.

Exhibit No.         Description

         99.1 Asset Purchase Agreement dated as of May 1, 2000, by and among Probex Fluids Recovery, Inc., the Registrant, Petroleum Products, Inc., and William and Phyllis L. Snedegar.

         99.2 Asset Purchase Agreement dated as of May 1, 2000, by and among Probex Fluids Recovery, Inc., the Registrant, Intercoastal Trading Company, Inc., William Snedegar, and William Keith Mills.

         99.3 Promissory Note dated as of May 1, 2000, by and between the Registrant and Petroleum Products, Inc.

         99.4 Employment Agreement dated as of May 1, 2000, by and between William Snedegar and Probex Fluids Recovery, Inc.

         99.5 Employment Agreement dated as of May 1, 2000, by and between William Keith Mills and Probex Fluids Recovery, Inc.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  May 16, 2000.


                                      PROBEX CORP.



                                      By: /s/ Bruce A. Hall
                                          --------------------------------------
                                          Bruce A. Hall
                                          Chief Financial Officer


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                               INDEX TO EXHIBITS


     Exhibit No.    Description
     -----------    -----------
         99.1       Asset Purchase Agreement dated as of May 1, 2000, by and
                    among Probex Fluids Recovery, Inc., the Registrant,
                    Petroleum Products, Inc., and William and Phyllis L.
                    Snedegar.

         99.2 Asset Purchase Agreement dated as of May 1, 2000, by and among Probex Fluids Recovery, Inc., the Registrant,
                    Intercoastal Trading Company, Inc., William Snedegar, and
                    William Keith Mills.

         99.3 Promissory Note dated as of May 1, 2000, by and between the Registrant and Petroleum Products, Inc.

         99.4 Employment Agreement dated as of May 1, 2000, by and between William Snedegar and Probex Fluids Recovery, Inc.

         99.5 Employment Agreement dated as of May 1, 2000, by and between William Keith Mills and Probex Fluids Recovery, Inc.